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                                                                    EXHIBIT 10.2

                                                               ESCROW NO.: 13917

                          NOTE SECURED BY DEED OF TRUST

                        INSTALLMENT NOTE - INTEREST ONLY

      $1,500,000.00            MALIBU, CALIFORNIA           APRIL 26, 2000

ON OR BEFORE April 28, 2003 in installments and at the time hereinafter stated, for value received, I/We, promise to pay to

JAKKS PACIFIC, INC., A DELAWARE CORPORATION


or order, at place designated by the holder(s) hereof, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00) with interest from April 28, 2000, at the rate of 6.5% per cent per annum, payable INTEREST ONLY semi-annually, beginning on the 28th day of October, 2000 and continuing semi-annually thereafter until the maturity date hereof.

This note is subject to section 2966 of the Civil Code, which provides that the holder of this note shall give written notice to the trustor, or his successor in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

The privilege is reserved of paying the whole or any portion of this Note at any time prior to maturity without penalty.

This Note is given and accepted as a portion of the purchase price.

Each payment shall be credited first on interest then due and the remainder on the principal sum; and interest shall thereupon cease upon the amount so credited on the said principal. Should default be made in the payment of any installment when due the whole sum of principal and interest shall become immediately due at the option of the holder this note. Principal and interest payable in lawful money of the United States of America. Should suit be commenced to collect this note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. This note is secured by a Deed of Trust to FIRST AMERICAN TITLE INSURANCE COMPANY, a California Corporation as Trustee, affecting the property located at: VACANT LAND - 27465 WINDING WAY, MALIBU, CA 90265



/s/ Stephen Berman                           /s/ Ana Berman
--------------------------------             -----------------------------------
Stephen Berman                               Ana Berman

DO NOT DESTROY THIS NOTE: When paid, said original Note, together with the Deed of Trust securing same, must be surrendered to Trustee for cancellation and retention before reconveyance will be made